SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 20, 2002

Overture Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26365	95-4652060

(State or other jurisdiction of incorporation or organization)	[Commission File Number]	(I.R.S. Employer Identification Number)

74 North Pasadena Avenue 3rd Floor
Pasadena, California 91103

(Address of principal executive offices)

Telephone: (626) 685-5600

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX

ITEM 5. OTHER EVENTS

     On March 8, 2002, the board of directors of our Company, Overture Services, Inc., a Delaware corporation, declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.0001 per share. The dividend is payable on March 29, 2002 to the stockholders of record on March 29, 2002.

     For those interested in the specific terms of the Rights Agreement as made between our Company and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent, on March 20, 2002 (the “Rights Agreement”), we provide the following summary description. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to the Registration Statement on Form 8-A dated March 25, 2002. A copy of the Rights Agreement is available free of charge from our Company.

The Rights. Our board of directors authorized the issuance of a Right with respect to each outstanding share of common stock on March 8, 2002. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after March 29, 2002 until the Distribution Date described below.

Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“preferred share”) for $200, once the Rights become exercisable. This portion of a preferred share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until

•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common stock, or, if earlier,

•	10 business days (or a later date determined by our board of directors before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

     We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.

     Our board of directors may reduce the threshold at which a person or group becomes an Acquiring Person from 15% to not less than 10% of the outstanding common stock.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $200, purchase shares of our common stock with a market value of $400, based on the market price of the common stock prior to such acquisition.

•	Flip Over. If our Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $200, purchase shares of the acquiring corporation with a market value of $400; based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share Provisions.

Each one one-hundredth of a preferred share, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle hlders to a per share payment equal to the payment made on one share of common stock.

The value of one one-hundredth interest in a preferred share should approximate the value of one share of common stock.

Expiration. The Rights will expire on March 29, 2012.

Redemption. Our board of directors may redeem the Rights for $.001 per Right at any time before any person or group becomes an Acquiring Person. If our board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if we have a stock split or pay stock dividends on our common stock.

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our board of directors may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our board of directors may adjust the purchase price of the preferred shares, the number of preferred shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the preferred shares or common stock. No adjustments to the exercise price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our board of directors without the consent of the holders of the Rights. However, our board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

     The Rights Agreement is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

4.1(1)	Rights Agreement, dated as of March 20, 2002 between Overture Services, Inc. and Mellon Investor Services LLC, including the Form of Certificate of Designations, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B, and C, respectively.

(1)	Previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A filed on March 25, 2002 and incorporated by reference herein.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERTURE SERVICES, INC.

Date: March 25, 2002

By: /s/ Ted Meisel Ted Meisel President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number

4.1(1)	Rights Agreement, dated as of March 20, 2002 between Overture Services, Inc. and Mellon Investor Services LLC, including the Form of Certificate of Designations, the Form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B, and C, respectively.

(1)	Previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form 8-A filed on March 25, 2002 and incorporated by reference herein.